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EXHIBIT 21

SUBSIDIARIES

Name	State of Incorporation
Yadkin Valley Bank and Trust Company	North Carolina
Yadkin Valley Statutory Trust I	Delaware

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  EXHIBIT 21
SUBSIDIARIES